      As filed with the Securities and Exchange Commission on September 27, 1996
                                                           Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                       LIGAND PHARMACEUTICALS INCORPORATED
             (Exact name of registrant as specified in its charter)


                   DELAWARE                               77-0160744
         (State or other jurisdiction          (IRS Employer Identification No.)
       of incorporation or organization)


                             9393 TOWNE CENTRE DRIVE
                           SAN DIEGO, CALIFORNIA 92121
               (Address of principal executive offices) (Zip Code)


                      1992 STOCK OPTION/STOCK ISSUANCE PLAN
                        1992 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plans)


                                DAVID E. ROBINSON
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                       LIGAND PHARMACEUTICALS INCORPORATED
              9393 TOWNE CENTRE DRIVE, SAN DIEGO, CALIFORNIA 92121
                     (Name and address of agent for service)
                                 (619) 535-3900
          (Telephone number, including area code, of agent for service)

This Registration Statement shall become effective immediately upon filing with the Securities and Exchange Commission, and sales of the registered securities will thereafter be effected upon option exercises or share issuances effected under the 1992 Stock Option/Stock Issuance Plan and the 1992 Employee Stock Purchase Plan.

                         CALCULATION OF REGISTRATION FEE

                                                                Proposed           Proposed
            Title of                                             Maximum            Maximum
           Securities                      Amount               Offering           Aggregate          Amount of
              to be                         to be                 Price            Offering         Registration
           Registered                    Registered             per Share            Price               Fee
           ----------                    ----------             ---------          --------         ------------
Common Stock, par value $.001         800,000 shares(1)        $14.25 (2)    $11,400,000 (2)          $3,932
(Under 1992 Stock Option/
  Stock Issuance Plan)

Common Stock, par value $.001          25,000 shares(1)        $14.25 (2)    $   356,250 (2)          $  123
(Under 1992 Employee
  Stock Purchase Plan)


- -----------------------------

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 1992 Stock Option/Stock Issuance Plan and the 1992 Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the Company's outstanding shares of Common Stock.

(2) Calculated solely for purposes of this offering under Rule 457(h) and 457(c) of the Securities Act of 1933, as amended.

                     INCORPORATION OF DOCUMENTS BY REFERENCE

 The contents of the Registration Statement on Form S-8 filed by Ligand Pharmaceuticals Incorporated (the "Registrant") on May 18, 1995 with the Securities and Exchange Commission as Registration No. 33-92436 (the "1995 Registration Statement") are incorporated herein by reference into this Registration Statement.

                      1992 STOCK OPTION/STOCK ISSUANCE PLAN

 The Company registered 1,906,576 additional shares of Common Stock issuable pursuant to its 1992 Stock Option/Stock Issuance Plan (the "Plan") by means of the 1995 Registration Statement. This Registration Statement shall register an additional 800,000 shares of Common Stock issuable pursuant to the Plan, as authorized by the Company's stockholders at the Company's Annual Stockholders' Meeting held on May 21, 1996.

                        1992 EMPLOYEE STOCK PURCHASE PLAN

 The Company registered 88,594 additional shares of Common Stock issuable pursuant to its 1992 Employee Stock Purchase Plan (the "ESPP") by means of the 1995 Registration Statement. This Registration Statement shall register an additional 25,000 shares of Common Stock issuable pursuant to the ESPP, as authorized by the Company's stockholders at the Company's Annual Stockholders' Meeting held on May 21, 1996.

                                    EXHIBITS

 Exhibit Number   Exhibit

     5.1          Opinion and consent of Brobeck, Phleger & Harrison LLP
    23.1          Consent of Brobeck, Phleger & Harrison LLP (contained in
                  Exhibit 5.1)
    23.2          Consent of Ernst & Young LLP, independent auditors
    24.1 Power of Attorney. Reference is made to the signature page of this registration statement
    99.1          1992 Stock Option/Stock Issuance Plan, as amended
    99.2          1992 Employee Stock Purchase Plan, as amended


                                      II-1.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on this 27th day of September, 1996.

                                LIGAND PHARMACEUTICALS INCORPORATED

                                By  /s/ David E. Robinson
                                    -------------------------------------
                                    David E. Robinson
                                    President and Chief Executive Officer


                                      II-2.

                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

         That the undersigned officers and directors of Ligand Pharmaceuticals Incorporated, a Delaware corporation, do hereby constitute and appoint David E. Robinson and William L. Respess, and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and either one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this registration statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this registration statement, to any and all amendments, both pre-effective and post-effective, and supplements to this registration statement, and to any and all instruments or documents filed as part of or in conjunction with this registration statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

         IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                              Title                                                Date
- ---------                              -----                                                ----
/s/ David E. Robinson                  President, Chief Executive                  September 27, 1996
- -------------------------------
David E. Robinson                      Officer and Director (Principal
                                       Executive Officer)


/s/ Paul V. Maier                      Vice President and Chief                    September 27, 1996
- -------------------------------
Paul V. Maier                          Financial Officer (Principal
                                       Financial and Accounting Officer)


/s/ Henry F. Blissenbach               Director                                    September 27, 1996
- -------------------------------
Henry F. Blissenbach


/s/ Alexander D. Cross                 Director                                    September 27, 1996
- -------------------------------
Alexander D. Cross


/s/ John Groom                         Director                                    September 27, 1996
- -------------------------------
John Groom


/s/ Irving S. Johnson                  Director                                    September 27, 1996
- -------------------------------
Irving S. Johnson


/s/ William C. Shepherd                Director                                    September 27, 1996
- -------------------------------
William C. Shepherd


                                      II-3.

                       SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C.

                                    EXHIBITS

                                       TO

                                    FORM S-8

                                      UNDER

                             SECURITIES ACT OF 1933

                       LIGAND PHARMACEUTICALS INCORPORATED

                                  EXHIBIT INDEX

   EXHIBIT
   NUMBER                          DOCUMENT

 5.1            Opinion and consent of Brobeck, Phleger & Harrison LLP

23.1            Consent of Brobeck, Phleger & Harrison LLP (contained in
                Exhibit 5.1)

23.2            Consent of Ernst & Young LLP, independent auditors

24.1 Power of Attorney. Reference is made to the signature page of this registration statement

99.1            1992 Stock Option/Stock Issuance Plan, as amended

99.2            1992 Employee Stock Purchase Plan, as amended